Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
John V. Britti
Executive Vice President & Chief Financial Officer
T: (561) 682-7535
E: John.Britti@Ocwen.com

Ocwen reports second quarter 2012 EPS of $0.32 per share,

Revenue of $211.4 million and

Net income of $44.8 million

Atlanta, GA – (August 2, 2012) Ocwen Financial Corporation (“Ocwen” or the “Company”) (NYSE:OCN) today reported Net income of $44.8 million, or $0.32 per share, for the second quarter of 2012. This compares with Net income of $26.4 million, or $0.25 per share, for the second quarter of 2011. Revenue for the second quarter of 2012 was a record-setting $211.4 million, up 100% from the second quarter of 2011. Income from operations is also a record at $125.5 million for the second quarter of 2012 as compared to $63.6 million for the second quarter of 2011, an increase of 97%. Ocwen incurred $1.8 million in transaction-related expenses for the acquisitions noted below. Adjusting for these transaction-related expenses, Ocwen’s normalized pre-tax earnings were $72.0 million, a 34.5% increase over normalized pre-tax earnings in the first quarter of 2012.

Net income for the six months ended June 30, 2012 is $64.2 million, or $0.47 per share, as compared to $48.5 million, or $0.45 per share, for the same period in 2011.

Second quarter business performance highlights:

•	Completed the acquisition of mortgage servicing rights (MSRs) on portfolios totaling $42.2 billion of unpaid principal balance (UPB), of which we were already subservicing $9.9 billion:
• On April 2, 2012, completed the purchase of MSRs in two separate transactions with JPMorgan Chase Bank (Chase) and Saxon Mortgage Services, Inc. (Saxon) for a total of $30.3 billion UPB, of which we were already subservicing $9.9 billion for Saxon.
• On May 31, 2012, completed the acquisition of MSRs from Aurora Bank FSB on a portfolio of small-balance commercial mortgage loans with a UPB of $1.8 billion.
• On June 11, 2012, completed the purchase of residential MSRs from Bank of America, National Association (BANA) on a portfolio of mortgage loans owned by Freddie Mac with a UPB of $10.1 billion.
•	Signed agreement that closed in July to purchase $300 million UPB of Fannie Mae MSRs. Expect to close additional $2.4 billion UPB of Fannie Mae MSRs on September 1, 2012.
•	Completed boarding of 6,330 non-performing loan subservicing portfolio ($1.9 billion in UPB) from a large bank on May 31, 2012. Approximately 4,400 additional non-performing loans ($1.1 billion UPB) will board on July 31, 2012 with further boardings expected through year-end.
•	Entered into three new servicing advance facilities and an MSR funding vehicle during the second quarter of 2012 in connection with the Saxon and BANA servicing acquisitions. These facilities have a combined maximum borrowing capacity of $1.2 billion, of which $0.8 billion was outstanding at June 30, 2012. The Chase advances were funded with spare capacity on an existing facility.
•	Generated Cash flow from operations of $527.6 million.

Ocwen Financial Corporation

Second Quarter 2012 Results

August 2, 2012

•	Uncollected and unrecognized servicing fees related to delinquent borrower payments not accrued on Ocwen’s balance sheet amounted $303 million at the end of June 2012, which is up by over 170% from the $112 million amount at the end of June 2011.
•	Reduced overall delinquencies from 25.6% at the end of March 2012 to 24.5% at the end of June 2012. Excluding new business acquired in the quarter, non-performing loans overall would have declined to 23.8%.
	o	Reduced non-performing loans on the Litton portfolio by an additional 1.3 percentage points and Litton-related advances by $347.5 million (4.3 percentage points and $549.2 million year-to-date).
	o	Reduced non-performing loans on newly boarded Saxon and Chase portfolios by 1.8 and 0.7 percentage points, respectively.
•	Completed 21,943 loan modifications. HAMP modifications accounted for 20.5% of completed modifications.
•	Completed a “flow” sale to Home Loan Servicing Solutions (HLSS) on May 1, 2012 of the right to receive the servicing fees relating to approximately $2.9 billion of UPB. HLSS also assumed responsibility for the associated servicing advances. Ocwen received proceeds of $103.8 million at closing.

“In the second quarter of 2012, Ocwen continued to demonstrate its industry-leading ability to on-board large servicing portfolios and improve their performance,” said Ron Faris President and CEO. “As with the Litton portfolio, we were able to drive down delinquencies in the Saxon and Chase portfolios from the date of boarding. This growth, combined with excellent operating results, has been possible because of the scalability of our industry-leading technology and the strength of our management team.”

Mr. Faris continued, “In addition to strong operating results over the past 12 months, we have nearly doubled the size of our servicing portfolio. We closed several deals in the second quarter while maintaining a strong pipeline of new business. We are seeing a shift in our business mix toward subservicing for bank customers and acquisition of Freddie Mac, Fannie Mae and Ginnie Mae MSRs that should help sustain profitable growth. Furthermore, we are starting to see greater traction in developing channels for newly originated servicing. Correspondent One has been growing as expected, and in July, we closed our first co-issue servicing transfer. Longer-term, these acquisition channels will bolster Ocwen’s ability to build its servicing portfolio.”

Chairman William Erbey stated, “This quarter starts to show the earnings power of our existing book of business. Saxon and Chase are still in the early stages of their revenue ramp while Litton is just beginning to generate higher operating margins. New deals tend to have their lowest margins in the early months, but return on capital grows over time as delinquencies decline. Over the past two years, we have consistently proven our ability to meet or exceed our pro forma deal projections. As a result, we anticipate that we can continue to generate strong returns to our shareholders even before factoring in growth. Indeed, Ocwen’s return on capital would be even higher today if we were to optimize our capital structure by increasing debt and repurchasing our stock. Given our large new business pipeline, however, we continue to retain debt capacity to fund potential acquisitions. Moreover, the success of HLSS gives us confidence that we are well positioned to fund substantial growth without having to raise additional equity.”

The second quarter of 2012 had a net total of $1.8 million of normalizing expenses:

•	Saxon-related transaction expenses of $1.4 million.
•	Transaction costs for Litton, BANA, Aurora and Chase of $0.4 million.

In the second quarter of 2011, Ocwen had a net total of $1.2 million of normalizing items. For more detail on normalizing items as well as prior earnings releases and SEC filings, please refer to the “Shareholder Relations” section of our website at www.ocwen.com.

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Ocwen Financial Corporation

Second Quarter 2012 Results

August 2, 2012

Ocwen Financial Corporation is a leading provider of residential and commercial loan servicing, special servicing and asset management services. Ocwen is headquartered in Atlanta, Georgia with offices in West Palm Beach and Orlando, Florida, Houston, Texas, St. Croix, United States Virgin Islands and Washington, DC and support operations in India and Uruguay. Utilizing advanced technology and world-class training and processes, we provide solutions that help homeowners and make our clients’ loans worth more. Additional information is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarter ended March 31, 2012. The forward-looking statements speak only as of the date they are made and should not be relied upon. Ocwen undertakes no obligation to update or revise the forward-looking statements.

This news release contains references to “normalized” results, which are non-GAAP performance measures. We believe these non-GAAP performance measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

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Ocwen Financial Corporation

Second Quarter 2012 Results

August 2, 2012

 Residential Servicing Statistics (Dollars in thousands)

	At or for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011

Total unpaid principal balance of loans and REO serviced	$127,873,224	$98,440,466	$102,199,222	$106,126,168	$70,830,567
Non-performing loans and REO serviced as a % of total UPB (1)	24.5%	25.6%	27.9%	28.7%	24.2%
Prepayment speed (average CPR)	15.5%	14.2%	14.1%	15.2%	14.3%

(1)	Non-performing loans exclude those serviced under special servicing agreements where we have no obligation to advance.

Segment Results (Dollars in thousands) (UNAUDITED)

	Three months		Six months
For the periods ended June 30,	2012	2011	2012	2011
Servicing
Revenue	$210,411	$105,493	$374,604	$216,362
Operating expenses	80,940	40,799	163,819	80,581
Income from operations	129,471	64,694	210,785	135,781
Other expense, net	(57,069)	(21,803)	(103,906)	(58,110)
Income before income taxes	$72,402	$42,891	$106,879	$77,671

Corporate Items and Other
Revenue	$1,204	$635	$1,862	$1,107
Operating expenses	5,099	1,630	8,495	3,201
Loss from operations	(3,895)	(995)	(6,633)	(2,094)
Other income (expense), net	1,657	(860)	37	(52)
Loss before income taxes	$(2,238)	$(1,855)	$(6,596)	$(2,146)

Corporate Eliminations
Revenue	$(230)	$(291)	$(535)	$(626)
Operating expenses	(131)	(175)	(279)	(329)
Loss from operations	(99)	(116)	(256)	(297)
Other income, net	99	116	256	297
Income (loss) before income taxes	$—	$—	$—	$—

Consolidated income before income taxes	$70,164	$41,036	$100,283	$75,525

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Ocwen Financial Corporation

Second Quarter 2012 Results

August 2, 2012

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

For the periods ended June 30,	Three months		Six months
	2012	2011	2012	2011
Revenue
Servicing and subservicing fees	$200,339	$95,837	$355,442	$198,342
Process management fees	9,865	9,140	18,656	16,936
Other revenues	1,181	860	1,833	1,565
Total revenue	211,385	105,837	375,931	216,843

Operating expenses
Compensation and benefits	30,004	15,253	60,787	30,040
Amortization of mortgage servicing rights	19,097	9,926	33,411	18,849
Servicing and origination	5,881	1,301	9,168	3,223
Technology and communications	11,042	6,373	20,391	13,245
Professional services	5,943	3,270	14,502	5,654
Occupancy and equipment	10,280	4,153	25,585	8,283
Other operating expenses	3,661	1,978	8,191	4,159
Total operating expenses	85,908	42,254	172,035	83,453

Income from operations	125,477	63,583	203,896	133,390

Other income (expense)
Interest income	2,038	2,289	4,350	4,458
Interest expense	(58,319)	(21,813)	(105,243)	(59,356)
Loss on loans held for resale, net	(780)	(1,616)	(1,200)	(2,520)
Equity in (loss) earnings of unconsolidated entities	(231)	(680)	21	(550)
Other, net	1,979	(727)	(1,541)	103
Other expense, net	(55,313)	(22,547)	(103,613)	(57,865)

Income before income taxes	70,164	41,036	100,283	75,525
Income tax expense	25,331	14,653	36,101	27,078
Net income	44,833	26,383	64,182	48,447
Net loss (income) attributable to non-controlling interest	—	(5)	—	5
Net income attributable to Ocwen Financial Corporation	$44,833	$26,378	$64,182	$48,452

Earnings per share attributable to Ocwen Financial Corporation
Basic	$0.33	$0.26	$0.48	$0.48
Diluted	$0.32	$0.25	$0.47	$0.45

Weighted average common shares outstanding
Basic	134,856,101	100,943,402	132,752,848	100,853,424
Diluted	138,155,373	108,110,588	138,100,822	107,944,681

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Ocwen Financial Corporation

Second Quarter 2012 Results

August 2, 2012

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

(UNAUDITED)

	June 30,	December 31,
	2012	2011

Assets
Cash	$128,108	$144,234
Restricted cash – for securitization investors	823	675
Loans held for resale, at lower of cost or fair value	19,772	20,633
Advances	226,964	103,591
Match funded advances	4,027,127	3,629,911
Loans, net – restricted for securitization investors	54,782	58,560
Mortgage servicing rights, net	434,568	293,152
Receivables, net	83,123	83,202
Deferred tax assets, net	107,282	107,968
Goodwill	78,432	78,432
Premises and equipment, net	22,133	7,350
Investments in unconsolidated entities	20,433	23,507
Other assets	171,315	185,942
Total assets	$5,374,862	$4,737,157

Liabilities and Stockholder’s Equity
Liabilities
Match funded liabilities	$3,104,964	$2,558,951
Secured borrowings – owed to securitization investors	49,902	53,323
Lines of credit and other secured borrowings	567,538	540,369
Debt securities	26,119	82,554
Other liabilities	156,766	158,649
Total liabilities	3,905,289	3,393,846

Stockholder’s Equity
Common stock, $.01 par value; 200,000,000 shares authorized; 134,885,695 and 129,899,288 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	1,349	1,299
Additional paid-in capital	887,079	826,121
Retained earnings	587,969	523,787
Accumulated other comprehensive loss, net of income taxes	(6,824)	(7,896)
Total stockholder’s equity	1,469,573	1,343,311
Total liabilities and stockholder’s equity	$5,374,862	$4,737,157